Exhibit 99.1

September 8, 2017

Hyperdynamics Announces Fatala-1 Exploration Well Did Not Encounter Hydrocarbons

HOUSTON, Sept. 8, 2017 /PRNewswire/ — Hyperdynamics Corporation (OTCQX: HDYN) (“Hyperdynamics” or the “Company”), announced that the Fatala-1 exploration well drilled offshore the Republic of Guinea in Northwest Africa has reached its total drilling depth and did not encounter hydrocarbons.

Fatala-1 was drilled in 2,897 meters of water and reached a total depth of 5,117 meters below sea level. The well encountered a 75-meter-thick Cenomanian sedimentary channel sequence, but it contained predominantly siltstone and clays with no hydrocarbon shows. The well will be plugged and abandoned.

“We are very disappointed at the results of Fatala-1, considering the extremely promising geophysical data on the prospect,” said Ray Leonard, Hyperdynamics’ President and Chief Executive Officer.

“Hyperdynamics and our 50% partner in the well, SAPETRO, currently hold rights to the Guinea concession through September 21, 2017. In the very near future, we will be studying the results of the well and evaluating any future options we may have for further activity in Guinea.”

“Fatala-1 was the deepest-water well ever drilled offshore Africa, and I’m pleased to say that it was drilled safely and within expected budget,” Leonard added.

About Hyperdynamics

Hyperdynamics is an emerging independent oil and gas exploration company that is exploring for oil and gas offshore the Republic of Guinea in Northwest Africa. To find out more, visit our website at www.hyperdynamics.com.

Forward Looking Statements

This News Release contains “forward-looking statements” within the meaning of Section 27 A of the Securities Act of 1933, as amended, and Section 21 E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements concerning plans, objectives, goals, strategies, expectations, future events or performance and underlying assumptions and other statements which are other than statements of historical facts. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “plan,” “project,” “anticipate,” “estimate,” “believe,” or “think.” Forward-looking statements involve risks and uncertainties which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. We assume no duty to update or revise our forward-looking statements based on changes in plans or expectations or otherwise.

Contacts:

Ray Leonard

President and Chief Executive Officer

713-353-9445

Anne Pearson / Jack Lascar

Dennard-Lascar Associates

713-529-6600